EXHIBIT 11

                   ACCOUNTANTS' CONSENT TO USE OF CERTIFICATE
                            AND FINANCIAL STATEMENTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A of Composite Income Fund, Inc., of our report dated January 24, 1997, on the financial statements and financial highlights included in the December 31, 19965 Annual Report to Shareholders of Composite Income Fund, Inc. We further consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Public Accountants" in the Statement of Additional Information.

/s/ LeMaster & Daniels, PLLC
LeMaster & Daniels, PLLC
Spokane, Washington
April 21, 1997


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                                   EXHIBIT 11

                     INDEPENDENT PUBLIC ACCOUNTANTS' REPORT

To the Board of Directors and Shareholders of:
     Composite U.S. Government Securities, Inc.
     Composite Income Fund, Inc.
     Composite Tax-Exempt Bond Fund, Inc.

We have audited the accompanying statements of assets and liabilities of Composite U.S. Government Securities, Inc., Composite Income Fund, Inc., and Composite Tax-Exempt Bond Fund, Inc., including the investment portfolios, as of December 31, 1996, and the related statements of operations for the year then ended and the statements of changes in net assets for the years ended December 31, 1996 and 1995. For Composite Tax-Exempt Bond Fund, Inc., we have audited the financial highlights for each of the five years in the period ended December 31, 1996. For Composite U.S. Government Securities, Inc., and Composite Income Fund, Inc., we have audited the financial highlights of each of the five years in the period ended December 31, 1996. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirming securities owned as of December 31, 1996, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the financial highlights referred to above present fairly, in all material respects, the financial position of Composite U.S. Government Securities, Inc., Composite Income Fund, Inc., and Composite Tax-Exempt Bond Fund, Inc., as of December 31, 1996, and the results of their operations, the changes in their net assets, and their financial highlights for the above-stated periods in conformity with generally accepted accounting principles.

/s/ LeMaster & Daniels, PLLC

Certified Public Accountants
Spokane, Washington
January 24, 1997